Exhibit 99(a), Form 10-K
                            Kansas City Life
                            Insurance Company







                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 11-K







                  [ ]             ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
                          For the fiscal year ended December 31, 1999



                                       OR



                  [ ]        TRANSITION REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] For the transition period from __________ to ___________



                         Commission File Number 2-40764



A. Kansas City Life Insurance Company Savings and Profit Sharing Plan 3520 Broadway
   Kansas City, Missouri 64111-2565



B. Kansas City Life Insurance Company
   3520 Broadway
   Kansas City, Missouri 64111-2565






Kansas City Life
Insurance Company
Savings and Profit Sharing Plan


Financial Statements

1999


Statement of Net Assets
  Available for Plan Benefits               1-2

Statement of Changes in Net Assets
  Available for Plan Benefits               3-4

Notes to Financial Statements               5-8

    Supplemental Schedules

Assets Held for Investment                    9

Reportable Transactions                      10

Report of Independent Auditors



Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1999
(in thousands)

                                        Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                        I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total
Assets
Investments, at fair value:
  Twentieth Century Growth              6,968       -        -      -     -        -         -      -       -       -    6,968
  Kansas City Life common stock             -   3,175   22,744      -     -         -        -      -       -       -   25,919
  MetLife Guaranteed Interest Contract      -       -        -  3,850     -         -        -      -       -       -    3,850
  Vanguard Bond Index Fund                  -       -        -      -   757         -        -      -       -       -      757
  Templeton Foreign Fund                    -       -        -      -     -     3,231        -      -       -       -    3,231
  Vanguard Balanced Index Fund              -       -        -      -     -         -    1,258      -       -       -    1,258
  Fidelity Value Fund                       -       -        -      -     -         -        -  3,371       -       -    3,371
  Vanguard Extended Market Fund             -       -        -      -     -         -        -      -   2,119       -    2,119
Loans to participants                       -       -        -      -     -         -        -      -       -   1,229    1,229
      Total investments                 6,968   3,175   22,744  3,850   757     3,231    1,258  3,371   2,119   1,229   48,702

Cash                                     (144)    154        8     13    20       (73)      88    (29)    (24)      -       13
Interest receivable                         -       -        -      -     -         -        -      -       -       -        -

Net assets available
    for plan benefits                   6,824   3,329   22,752  3,863   777     3,158    1,346  3,342   2,095   1,229   48,715



See accompanying Notes to Financial Statements.







1

Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Statement of Net Assets Available for Plan Benefits
December 31, 1998
(in thousands)

                                        Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                        I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total
Assets
Investments, at fair value:
  Twentieth Century Growth              5,295       -        -      -     -         -       -       -       -       -    5,295
  Kansas City Life common stock             -   4,182   31,390      -     -         -       -       -       -       -   35,572
  MetLife Guaranteed Interest Contract      -       -        -  5,258     -         -       -       -       -       -    5,258
  Vanguard Bond Index Fund                  -       -        -      -   748         -       -       -       -       -      748
  Templeton Foreign Fund                    -       -        -      -     -     2,511       -       -       -       -    2,511
  Vanguard Balanced Index Fund              -       -        -      -     -         -   1,119       -       -       -    1,119
  Fidelity Value Fund                       -       -        -      -     -         -       -   3,358       -       -    3,358
  Vanguard Extended Market Fund             -       -        -      -     -         -       -       -   1,416       -    1,416
Loans to participants                       -       -        -      -     -         -       -       -       -   1,269    1,269
     Total investments                  5,295   4,182   31,390  5,258   748     2,511   1,119   3,358   1,416   1,269   56,546

Cash                                       39      (5)      81     23     5        (3)      9      39       7       -      195

Net assets available
    for plan benefits                   5,334    4,177  31,471  5,281   753     2,508   1,128   3,397   1,423   1,269   56,741



See accompanying Notes to Financial Statements.







2

Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1999
(in thousands)

                                        Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                        I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total

Contributions:
  Employer                                  -        -   1,431       -    -        -       -       -       -      -       1,431
  Employee                                577      182       -     294   78      231     150     386     222      -       2,120
  Rollover                                 33        -       -       1    3        1       8      15      10      -          71
                                          610      182   1,431     295   81      232     158     401     232      -       3,622

Investment income, net:
  Interest                                  -        -      13     301    -        -       -       -       -      -         314
  Interest on participant loans            30        8       -      17    3        8       6      17      12      -         101
  Dividends                               785       95     713       -   52      119      46     421     203      -       2,434
  Net appreciation (depreciation)
     on investments                     1,066     (671) (4,819)      -  (55)     845     108    (139)    357      -      (3,308)
  Net investment income                 1,881     (568) (4,093)    318    -      972     160     299     572      -        (459)




Employee withdrawals                     (890)  (1,215) (6,005) (1,576) (93)    (424)   (258)   (484)   (192)      -    (11,137)
Forfeitures                                 -        -     (52)      -    -        -       -       -       -       -        (52)
Participant loans:  Made                 (185)     (12)      -    (126) (12)     (42)    (18)    (96)    (40)    531          -
                    Repaid                164       42       -     112   18       51      29      91      64    (571)         -
Transfer from (to) other funds            (90)     723       -    (441)  30     (139)    147    (266)     36       -          -



Net assets available for
   plan benefits:
  Net increase (decrease)               1,490     (848) (8,719) (1,418)  24       650     218     (55)    672     (40)   (8,026)
  Beginning of year                     5,334    4,177  31,471   5,281  753     2,508   1,128   3,397   1,423   1,269    56,741

      End of year                       6,824    3,329  22,752   3,863  777     3,158   1,346   3,342   2,095   1,229    48,715



See accompanying Notes to Financial Statements.


3

Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Statement of Changes in Net Assets Available for Plan Benefits
Year ended December 31, 1998
(in thousands)

                                        Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Fund    Loan
                                        I       II      III     IV      V       VI      VII     VIII    IX      Fund    Total
Contributions:
  Employer                                  -        -   1,448      -     -         -       -       -       -       -    1,448
  Employee                                486      226       -    314    71       288     120     443     201       -    2,149
  Rollover                                  7        -       -      -    10         -       -      24      17       -       58
                                          493      226   1,448    314    81       288     120     467     218       -    3,655
Investment income, net:
  Interest                                  -        -       8    329     -         -       -       -       -       -      337
  Interest on participant loans            27        8       -     17     3        11       5      21      10       -      102
  Dividends                               869      103     681      -    44       266      38     463     108       -    2,572
  Net appreciation (depreciation)
     on investments                       488     (170) (1,490)     -    13      (378)    109    (473)      1       -   (1,900)
  Net investment income                 1,384      (59)   (801)   346    60      (101)    152      11     119       -    1,111


Employee withdrawals                     (118)  (1,739) (2,374)  (420)  (43)      (77)     (9)   (136)    (14)      -   (4,930)
Forfeitures                                 -        -     (39)     -     -         -       -       -       -       -      (39)
Participant loans:  Made                 (201)     (54)      -   (192)  (31)      (69)    (20)    (95)    (35)    697        -
                    Repaid                153       39       -    114    17        66      22     128      48    (587)       -
Transfer from (to) other funds             48      243       -   (161)  (11)     (141)    205    (154)    (29)      -        -


Net assets available for
   plan benefits:
  Net increase (decrease)               1,759   (1,344) (1,766)     1    73       (34)    470     221     307     110     (203)
  Beginning of year                     3,575    5,521  33,237  5,280   680     2,542     658   3,176   1,116   1,159   56,944
      End of year                       5,334    4,177  31,471  5,281   753     2,508   1,128   3,397   1,423   1,269   56,741

See accompanying Notes to Financial Statements.


4



Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Notes To Financial Statements


ORGANIZATION

The Kansas City Life  Insurance  Company  Savings and Profit  Sharing  Plan (the
Plan), is a defined contribution benefit plan sponsored by Kansas City Life Insurance Company (the Company) and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by a committee appointed by the Executive Committee of the Company. The Plan has three trustees who are also officers of the Company. The Plan consists of nine funds. Fund I invests in a growth stock fund. Funds II and III invest in the Company's common stock. All Company contributions and earnings thereon are included in Fund III. Fund IV invests in a guaranteed interest contract. Fund V invests in an investment grade bond fund. Fund VI invests in a managed global common stock fund. Fund VII invests in a balanced index fund. Fund VIII invests in a capital appreciation stock fund. Fund IX invests in a small capitalization stock index fund.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Plan have been prepared on the basis of generally accepted accounting principles.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Valuation of Investments

The investments of the Plan in Funds I and V through IX are reported at fair value based upon net asset value of the mutual fund shares held. The investments in Funds II and III are reported at fair value based upon December's average bid price. Investments in Fund IV are reported at the contract value as stated in the guaranteed interest contract, which approximates fair value. The cost of investments sold is determined on the average cost basis. Participant loans are valued at cost, which approximates fair value.

Expenses

With the exception of mutual fund administrative fees, costs associated with the administration of the Plan are borne by the Company.



NOTES TO FINANCIAL STATEMENTS (continued)


ELIGIBILITY

Each employee, who is at least 21 years of age and has completed one year of employment, with a minimum of 1,000 hours of employment from date of hire is qualified to participate in the Plan.

CONTRIBUTIONS

Participants may elect to contribute from 1 to 15 percent of their unreduced monthly base salary to the Plan. Contribution percentages can only be changed once in any six-month period. The maximum contribution for any participant who is classified as highly compensated is 6 percent. The maximum contribution for an individual participant was $10,000 in both years.

The Company matches participant contributions, up to 6 percent of the participant's salary, using current or accumulated earnings and profits. Matching contributions are made to the Plan as soon as practical after the end of each month. The Company's contributions are made in common stock of the Company. The Company may also contribute a profit sharing amount of up to 4 percent of salary depending upon the Company's profit performance. No profit sharing contributions were made in either year.

WITHDRAWALS AND LOANS

The Plan allows a participant to withdraw all or a part of the value of his or her account which was contributed prior to January 1, 1988. The value of a participant account attributable to contributions after that date may not be withdrawn except in cases of extreme financial hardship. Hardship withdrawals are subject to the approval of the Administrative Committee, and any such withdrawal will be limited to the amount of actual contributions made to the Plan. Gains associated with the contributions or any of the matching Fund III amounts may not be withdrawn for any reason.

Participants may request a loan from the 401(k) portion of their elective accounts under the terms and conditions established by the Administrative Committee. The amount that may be borrowed is limited in accordance with the Internal Revenue Code Section 72(p). Loans will be made for a period no longer than five years, except for a loan used to acquire a primary residence, which may be for up to ten years.



6



NOTES TO FINANCIAL STATEMENTS (continued)


INVESTMENTS

The guaranteed  interest  contract held by the Plan provided an average yield of
6.16 percent (6.51 percent - 1998). The December 31 crediting rates was 6.05 percent (6.55 percent - 1998). These rates are reset every three months.

The fair value of individual investments that represent 5 percent or more of the Plan's participating employees' net assets available for plan benefits follows.

                                                             1999        1998
                                                              (in thousands)

Twentieth  Century  Growth Stock Fund,
    215,871 shares (194,970  shares - 1998)                 $6,968       5,295
Kansas City Life Insurance  Company common stock,
    753,695  shares  (430,265  shares - 1998)               25,919      35,572
Met Life Managed
Guaranteed  Interest Contract                                3,850       5,258
Templeton Foreign Fund, 287,936 shares
   (299,258  shares - 1998)                                  3,231       2,511
Fidelity  Value Fund 76,941 shares (72,449
    shares - 1998)                                           3,371       3,358



The fair value of the Plan's investments has changed as follows.

                          1999                           1998

                                  Net                           Net
                              Appreciation                  Appreciation
                             (Depreciation)                (Depreciation)
                Fair Value    In Fair Value     Fair Value  In Fair Value
                    (in thousands)                   (in thousands)

Fund I          $6,968         1,066           $5,295            488
     II          3,175          (671)           4,182           (170)
     III        22,744        (4,819)          31,390         (1,490)
     IV          3,850             -            5,258              -
     V             757           (55)             748             13
     VI          3,231           845            2,511           (378)
     VII         1,258           108            1,119            109
     VIII        3,371          (139)           3,358           (473)
     IX          2,119           357            1,416              1

Total          $47,473        (3,308)         $55,277         (1,900)



7



NOTES TO FINANCIAL STATEMENTS (continued)


VESTING

Company contributions vest to the participant 30 percent after three years of employment, 40 percent after four years and an additional 20 percent each year thereafter until the participant is fully vested in Company contributions after seven years. Non-vested balances of terminated participants are used to reduce the Company's contributions.

PLAN DOCUMENT

The Plan document is available upon request. Participants should refer to this document for a more complete description of the Plan's provisions.

TAX STATUS

The Internal Revenue Service has issued a determination letter dated January 20, 2000 that, in form, the Plan and Trust forming a part thereof, meet the requirements of the Internal Revenue Code Section 401(a) as a qualified plan and trust. If the Plan qualifies in operation, the Trust's earnings will be exempt from taxation, the Company's contributions will be deductible, and each participant will incur no current tax liability on either the Company's contributions or any earnings of the trust credited to the participant's account prior to the time that such contributions or earnings are withdrawn or made available to the participant. At the time a distribution occurs, whether because of retirement, termination, death, disability or voluntary withdrawal of funds, any amounts distributed comprised of Company contributions, employee pretax contributions, and earnings on contributions of the Company or the participant shall be taxed to the participant at the tax rate then in effect. The Plan administrator believes the Plan is being operated in compliance with the applicable requirements of the Internal Revenue Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Plan, it may do so at any time by adoption of a written resolution by the Company's Board of Directors or the Executive Committee of the Board of Directors. Upon termination of the Plan, participants' accounts would become fully vested and nonforfeitable and distributions would be made as promptly as possible.

IMPACT OF YEAR 2000 (unaudited)

The Company converted its administrative system in order to be year 2000 compliant. The costs related to this conversion were minor and were borne by the Company and therefore did not have an effect on the Plan's financial statements. The year 2000 issue did not have any further impact on the Plan.




8




Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Assets Held for Investment
December 31, 1999
(in thousands, except shares)

                                                Number of
                                                Shares or                Fair
Description of Investments                      Par Value        Cost    Value

Common stock:
Kansas City Life Insurance Company *            753,695 shares   14,989   25,919

Managed funds:
Twentieth Century Growth Stock Fund             215,871 shares    4,580    6,968
MetLife Managed Guaranteed Interest Contract     $3,850 par value 3,850    3,850
Vanguard Bond Index Fund                         79,221 shares      785      757
Templeton Foreign Fund                          287,936 shares    2,593    3,231
Vanguard Balanced Index Fund                     62,209 shares      957    1,258
Fidelity Value Fund                              76,941 shares    3,556    3,371
Vanguard Index Trust-Extended Market Fund        57,152 shares    1,593    2,119
    Total managed funds                                          17,914   21,554

Loans:
Loans to participants (interest rates range from
  6.5% to 10.0%)                                -                 1,229    1,229

                                                                 34,132   48,702



* Party-in-interest to the Plan.













9




Kansas City Life Insurance Company
Savings and Profit Sharing Plan
Reportable Transactions
Year ended December 31, 1999
(in thousands, except shares)


Party Involved and
Description of Asset    Transactions    Shares   Cost  Consideration  Net Gain


Category (iii)--series of transactions in excess of 5 percent of plan assets:

Kansas City Life
  common stock *          11 purchases  451,356  $1,351       -           -

Kansas City Life
  common stock *          15 sales      127,926   2,751     5,514       2,763



There were no category (i), (ii), or (iv) reportable transactions during 1999.




* Party-in-interest to the Plan.
















10





Report of Independent Auditors

The Board of Trustees
Kansas City Life Insurance Company
Savings and Profit Sharing Plan

We have audited the accompanying statements of net assets available for plan benefits of the Kansas City Life Insurance Company Savings and Profit Sharing Plan (the Plan) as of December 31, 1999 and 1998, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1999 and 1998, and the changes in its net assets available for plan benefits for the years then ended in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1999 and reportable transactions for the year then ended are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

Ernst & Young LLP

Kansas City, Missouri
February 18, 2000